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                                                                   EXHIBIT 10.11

ADOPTED BY BOARD OF DIRECTORS ON DECEMBER 10, 1998
EFFECTIVE JANUARY 1, 1999

                                    UST INC.

               NONEMPLOYEE DIRECTORS' RESTRICTED STOCK AWARD PLAN

1.  PURPOSE

1.1 The UST Inc. Nonemployee Directors' Restricted Stock Award Plan (the "Plan") is intended to increase the alignment of the interests of nonemployee members of the Board with the interests of stockholders of the Company by providing further opportunity for ownership of the Company's stock, and to increase their incentive to contribute to the success of the Company's business through the award of Restricted Stock on the terms and conditions set forth herein.

2.  DEFINITIONS

2.1  "Board" shall mean the Board of Directors of the Company.

2.2  "Change in Control" shall have the meaning ascribed to it in Section 5.2.4.

2.3  "Committee" shall have the meaning ascribed to it in Section 3 hereof.

2.4  "Company" shall mean UST Inc., a Delaware corporation.

2.5 "Date of Award" shall mean the day on which Restricted Stock Awards are granted pursuant to Section 5.1

2.6 "Eligible Director" shall mean each member of the Board who is not an employee of the Company or any subsidiary of the Company.

2.7 "Fair Market Value" of a share of Stock on any given day shall be the average of the high and low sales prices per share of Stock as reported on the New York Stock Exchange Composite Tape for such date, or if there was no trading of Stock on such date, for the next preceding date on which there was such trading.

2.8 "Grantee" shall mean the individual who has been awarded Restricted Stock under the Plan.

2.9 "Plan" shall mean the UST Inc. Nonemployee Directors' Restricted Stock Award Plan.

2.10 "Restricted Stock" shall mean stock awarded on such terms and conditions as are set forth in the Plan.

2.11 "Restricted Stock Agreement" shall mean the written agreement between the Company and the Grantee evidencing an award of Restricted Stock under the Plan.

2.12 "Rule 16b-3" shall mean Rule 16b-3 promulgated under Section 16 of the Securities Exchange Act of 1934, as amended.

2.13 "Restricted Stock Award" shall have the meaning ascribed to it in Section 5.1.

2.14 "Stock" shall mean shares of common stock, par value $.50 per share, of the Company.

3.  ADMINISTRATION

3.1 Committee. The Plan shall be administered by the Nominating and Compensation Committee of the Board (the "Committee"). Members of the Committee shall be appointed by the Board.

3.2 Authority of the Committee. The Committee shall determine, consistent with the terms of the Plan, the terms and conditions of awards granted hereunder. The Committee may make such rules and establish such procedures for the administration of the Plan as it deems appropriate to carry out the purpose of the Plan. All questions of interpretation, administration and application of the Plan shall be determined by a majority of the members of the Committee then in office, except that the Committee may authorize any
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     one or more of its members, or any officer of the Company, to execute and deliver documents on its behalf. The determination of such majority shall be final and binding in all matters relating to the Plan.

4.  SHARES OF STOCK SUBJECT TO THIS PLAN

4.1 Shares Reserved. Subject to adjustment as provided in Section 4.2 hereof, a maximum of 200,000 shares of Stock shall be reserved for issuance in accordance with the terms of the Plan. Shares of Stock that may be issued shall be issued shares that have been reacquired by the Company and are held in its treasury. If any outstanding Restricted Stock under the Plan for any reason expires or is cancelled or otherwise terminated without having vested in full, the shares of Common Stock allocable to the unvested portion of such Restricted Stock shall (unless the Plan shall have been terminated) become available for subsequent awards of Restricted Stock under the Plan.

4.2 Capital Adjustments. If any change in the outstanding shares of Common Stock occurs or takes effect through declaration of stock or other dividends or distributions with respect to such shares, through restructuring, recapitalization or other similar event or through stock splits, change in par value, combination or exchange of shares, or the like, then the number and kind of shares reserved for Restricted Stock Awards, the number and kind of shares subject to outstanding Restricted Stock, as appropriate, of such Restricted shares shall be adjusted as necessary to reflect equitably such change; provided, however, that any fractional shares resulting from such adjustment shall be eliminated.

5.  RESTRICTED STOCK

5.1 Awards. Each Eligible Director shall automatically be awarded 50 shares of Restricted Stock pursuant to the Plan for his or her attendance at each meeting of the Board and 40 shares of Restricted Stock for his or her attendance at each meeting of any Committee of the Board ("Restricted Stock Awards").

5.2 Terms and Conditions of Awards. Each Restricted Stock Award shall be evidenced by a Restricted Stock Agreement in such form as the Committee shall prescribe from time to time in accordance with the Plan. Restricted Stock shall be subject to such restrictions on transferability and other restrictions, if any, as the Committee may impose at the date of grant or thereafter and shall comply with the terms and conditions set forth below in this Section 5.2, subject to such exceptions as may be determined by the Committee.

     5.2.1 Vesting of Awards. Each Restricted Stock Award shall, subject to the provisions of Section 5.2.4, become fully vested and nonforfeitable upon the third anniversary of the Date of the Award or, if earlier, upon the date of the Grantee's retirement from service as a member of the Board pursuant to the Company's policy of age-related retirement from the Board. If, prior to such third anniversary, a Grantee shall die while a member of the Board, or if the Grantee's service on the Board shall terminate by reason of "disability," as such term is defined by the Committee, or if a Change in Control occurs pursuant to Section 5.2, all Restricted Stock Awards held by the Grantee shall become fully vested and nonforfeitable as of the date of death or disability of the Grantee or the occurrence of the Change in Control.

     5.2.2 Forfeiture of Awards. Subject to such exceptions as may be determined by the Committee, if the Grantee's continuous service as a member of the Board shall terminate by reason of the Grantee's resignation prior to retirement or refusal to stand for reelection or the Board's removal of the Grantee for "cause," as such term is defined by the Committee, prior to the vesting of the Restricted Stock Award in accordance with Section 5.2.4, all shares subject to such nonvested Restricted Stock Award shall thereupon be forfeited by the Grantee and transferred to, and reacquired by, the Company at no cost to the Company; provided, however, that (i) the Committee may provide, by rule or regulation or in any Restricted Stock Agreement, or may determine in any individual case, that forfeiture conditions relating to Restricted Stock will be waived in whole or in part in the event of terminations resulting from specified causes, and (ii) the Committee may in other cases waive in whole or in part the forfeiture of Restricted Stock.
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     5.2.3  Restrictions on Transfer of Shares.  Shares of Restricted Stock may
            not be sold, assigned, transferred, pledged, hypothecated or otherwise disposed of, except by will or the laws of descent and distribution, or, if then permitted under Rule 16b-3, pursuant to a qualified domestic relations order as defined in Title I of the Employee Retirement Income Security Act of 1974, as amended, at any time while the Grantee is a member of the Board, unless otherwise determined by the Committee. Certificates for shares of Common Stock issued pursuant to awards of Restricted Stock shall bear an appropriate legend referring to such restrictions, and any attempt to dispose of any such shares of Common Stock in contravention of such restrictions shall be null and void and without effect. Upon the termination of the Grantee's service as a member of the Board, all such restrictions upon transfer shall expire with respect to shares subject to Restricted Stock Awards that have theretofore, or as a result of such termination, become vested and nonforfeitable. Prior to expiration of the restrictions upon transfer, the certificates evidencing the Restricted Stock Award may be retained by the Company or held in escrow by an agent appointed by the Committee.

     5.2.4 Definition of Change in Control. For purposes of the Plan, a change in control of the Company ("Change in Control") shall be deemed to have occurred if:

          5.2.4.1 any "person" (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")), other than (1) the Company or any of its subsidiaries, (2) any "person" who on the date hereof is a director or officer of the Company, (3) any trustee or other fiduciary holding securities under an employee benefit plan of the Company, or (4) any corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company (a "Person"), is or becomes the "beneficial owner" (as defined in Rule 13d-3) under the Exchange Act (a "Beneficial Owner")), directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such Person any securities acquired directly from the Company or its affiliates) representing 20% or more of the combined voting power of the Company's then outstanding securities; or

          5.2.4.2 during any period of two consecutive years, individuals who at the beginning of such period constitute the Board, and any new director (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction described in Sections 5.2.4.1 or 5.2.4.3 whose election by the Board or nomination for election by the Company's stockholders was approved by a vote of at least two-thirds ( 2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority thereof; or

          5.2.4.3 the stockholders of the Company approve a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 80% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, or the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets.

5.3 Rights as a Stockholder. Except to the extent restricted under the Restricted Stock Agreement, a Grantee shall have all of the rights of a stockholder including, without limitation, the right to vote Restricted Stock and the right to receive dividends thereon.

5.4 Rights of Grantees. Nothing in the Plan or in any Restricted Stock Agreement shall confer upon an individual any right to continue service on the Board or interfere in any way with the right of the Company to terminate such service. Except as expressly provided in the Plan, the Grantee shall have no
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     rights by reason of any subdivision or consolidation of shares of stock of any class or the payment of any stock dividend or any other increase or decrease in the number of shares of stock of any class or by reason of any dissolution, liquidation, merger, or consolidation or spin-off of assets or stock of another corporation, and any issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall not affect, and no adjustment by reason thereof shall be made with respect to, the Restricted Stock. The award of Restricted Stock pursuant to the Plan shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structures or to merge or to consolidate or to dissolve, liquidate or sell, or transfer all or part of its business or assets.

6.  EFFECTIVE DATE; TERM OF PLAN

6.1 Effective Date. The Plan, as adopted by the Board on December 10, 1998 shall be effective as of January 1, 1999.

6.2 Duration of Plan. Restricted Stock may be awarded pursuant to the Plan from time to time within a period of ten years from the date the Plan is adopted by the Board. The Plan shall remain in effect until all Restricted Stock Awards under the Plan have been satisfied by the issuance of shares, or terminated under the terms of the Plan.

7.  NONASSIGNABILITY AND NONTRANSFERABILITY

7.1 Restricted Stock awards under the Plan shall not be assignable or transferable by the Eligible Director except by will or the laws of descent and distribution.

8.  AMENDMENT: TERMINATION

8.1 The Board may at any time and from time to time alter, amend, suspend, or terminate the Plan in whole or in part. The termination or any modification or amendment of the Plan shall not, without the consent of a director, affect his or her rights under an Award.

9.  MISCELLANEOUS

9.1 Governing Law. The Plan and all rights hereunder shall be construed in accordance with and governed by the laws of the State of Delaware.

9.2 Headings. The headings of sections and subsections herein are included solely for convenience of reference and shall not affect the meaning of any of the provisions of the Plan.